                                                                    EXHIBIT 10.1

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                           LOAN AND SECURITY AGREEMENT





                                 BY AND BETWEEN





                         FITZGERALDS GAMING CORPORATION





                                       AND





                          FOOTHILL CAPITAL CORPORATION




                          DATED AS OF OCTOBER 29, 1998





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


                                TABLE OF CONTENTS



                                                                         Page(s)
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
1.    DEFINITIONS AND CONSTRUCTION...........................................1
      1.1   Definitions......................................................1
      1.2   ACCOUNTING TERMS................................................19
      1.3   CODE............................................................19
      1.4   CONSTRUCTION....................................................19
      1.5   SCHEDULES AND EXHIBITS..........................................20
      1.6   OBLIGORS........................................................20
2.    LOAN AND TERMS OF PAYMENT.............................................20
      2.1   REVOLVING ADVANCES..............................................20
      2.2   LETTERS OF CREDIT...............................................21
      2.3   [INTENTIONALLY OMITTED].........................................23
      2.4   CAPITAL EXPENDITURE LINE........................................23
      2.5   OVERADVANCES....................................................24
      2.6   INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND
            CALCULATIONS....................................................24
      2.7   [INTENTIONALLY OMITTED].........................................25
      2.8   CREDITING PAYMENTS; APPLICATION OF COLLECTIONS..................25
      2.9   DESIGNATED ACCOUNT..............................................26
      2.10  MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS..........26
      2.11  FEES............................................................26
3.    CONDITIONS; TERM OF AGREEMENT.........................................27
      3.1   CONDITIONS PRECEDENT TO THE INITIAL ADVANCE, LETTER
            OF CREDIT, OR CAPITAL EXPENDITURE LOAN..........................27
      3.2   CONDITIONS PRECEDENT TO ALL ADVANCES, ALL LETTERS OF
            CREDIT, AND ALL CAPITAL EXPENDITURE LOANS.......................29
      3.3   CONDITIONS SUBSEQUENT...........................................30
      3.4   TERM; AUTOMATIC RENEWAL.........................................30
      3.5   EFFECT OF TERMINATION...........................................31
      3.6   EARLY TERMINATION BY BORROWER...................................31
      3.7   TERMINATION UPON EVENT OF DEFAULT...............................32
4.    CREATION OF SECURITY INTEREST.........................................32
      4.1   GRANT OF SECURITY INTEREST......................................32
      4.2   NEGOTIABLE COLLATERAL...........................................32
      4.3   COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE
            COLLATERAL......................................................33
      4.4   DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED...................33
      4.5   POWER OF ATTORNEY...............................................33
      4.6   RIGHT TO INSPECT................................................34
5.    REPRESENTATIONS AND WARRANTIES........................................34
      5.1   NO ENCUMBRANCES.................................................34
      5.2   [INTENTIONALLY OMITTED].........................................34
      5.3   [INTENTIONALLY OMITTED].........................................34
      5.4   PP&E............................................................34
      5.5   LOCATION OF INVENTORY AND EQUIPMENT.............................34
      5.6   [INTENTIONALLY OMITTED].........................................35

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                                                                         Page(s)
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
      5.7   LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN........................35
      5.8   DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES................35
      5.9   DUE AUTHORIZATION; NO CONFLICT..................................35
      5.10  LITIGATION......................................................37
      5.11  NO MATERIAL ADVERSE CHANGE......................................37
      5.12  [INTENTIONALLY OMITTED].........................................37
      5.13  EMPLOYEE BENEFITS...............................................37
      5.14  ENVIRONMENTAL CONDITION.........................................38
      5.15  BROKERAGE FEES..................................................38
      5.16  KEY LEASES......................................................38
      5.17  GOVERNMENTAL AUTHORITY..........................................38
      5.18  YEAR 2000 COMPLIANCE............................................39
      5.19  LICENSES AND PERMITS............................................39
6.    AFFIRMATIVE COVENANTS.................................................39
      6.1   ACCOUNTING SYSTEM...............................................40
      6.2   REPORTING.......................................................40
      6.3   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.....................40
      6.4   TAX RETURNS.....................................................41
      6.5   GUARANTOR REPORTS...............................................42
      6.6   [INTENTIONALLY OMITTED].........................................42
      6.7   [INTENTIONALLY OMITTED].........................................42
      6.8   MAINTENANCE OF EQUIPMENT........................................42
      6.9   TAXES...........................................................42
      6.10  INSURANCE.......................................................43
      6.11  NO SETOFFS OR COUNTERCLAIMS.....................................45
      6.12  LOCATION OF INVENTORY AND EQUIPMENT.............................45
      6.13  COMPLIANCE WITH LAWS............................................45
      6.14  EMPLOYEE BENEFITS...............................................45
      6.15  LEASES..........................................................46
      6.16  BROKERAGE COMMISSIONS...........................................46
      6.17  GOVERNMENT AUTHORIZATION........................................46
      6.18  LICENSE RENEWALS................................................46
      6.19  YEAR 2000 COMPLIANCE............................................47
      6.20  LICENSES AND PERMITS............................................47
7.    NEGATIVE COVENANTS....................................................47
      7.1   INDEBTEDNESS....................................................47
      7.2   LIENS...........................................................49
      7.3   RESTRICTIONS ON FUNDAMENTAL CHANGES.............................49
      7.4   DISPOSAL OF ASSETS..............................................49
      7.5   CHANGE NAME.....................................................49
      7.6   GUARANTEE.......................................................49
      7.7   NATURE OF BUSINESS..............................................49
      7.8   PREPAYMENTS AND AMENDMENTS......................................49
      7.9   CHANGE OF CONTROL...............................................50
      7.10  CONSIGNMENTS....................................................50
      7.11  DISTRIBUTIONS...................................................50



                                      ii.

                                                                         Page(s)
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
      7.12  ACCOUNTING METHODS..............................................50
      7.13  INVESTMENTS.....................................................50
      7.14  TRANSACTIONS WITH AFFILIATES....................................51
      7.15  SUSPENSION......................................................51
      7.16  COMPENSATION....................................................51
      7.17  USE OF PROCEEDS.................................................51
      7.18  CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND
            EQUIPMENT WITH BAILEES..........................................51
      7.19  NO PROHIBITED TRANSACTIONS UNDER ERISA..........................51
      7.20  FINANCIAL COVENANT..............................................52
      7.21  CAPITAL EXPENDITURES............................................53
8.    EVENTS OF DEFAULT.....................................................53
9.    FOOTHILL'S RIGHTS AND REMEDIES........................................56
      9.1   RIGHTS AND REMEDIES.............................................56
      9.2   REMEDIES CUMULATIVE.............................................59
10.   TAXES AND EXPENSES....................................................59
11.   WAIVERS; INDEMNIFICATION..............................................60
      11.1  DEMAND; PROTEST; ETC............................................60
      11.2  FOOTHILL'S LIABILITY FOR COLLATERAL.............................60
      11.3  INDEMNIFICATION.................................................60
12.   NOTICES...............................................................61
13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................62
14.   DESTRUCTION OF BORROWER'S DOCUMENTS...................................62
15.   GENERAL PROVISIONS....................................................63
      15.1  EFFECTIVENESS...................................................63
      15.2  SUCCESSORS AND ASSIGNS..........................................63
      15.3  SECTION HEADINGS................................................63
      15.4  INTERPRETATION..................................................63
      15.5  SEVERABILITY OF PROVISIONS......................................63
      15.6  AMENDMENTS IN WRITING...........................................64
      15.7  COUNTERPARTS; TELEFACSIMILE EXECUTION...........................64
      15.8  REVIVAL AND REINSTATEMENT OF OBLIGATIONS........................64
      15.9  INTEGRATION.....................................................64



                                      iii.

                             SCHEDULES AND EXHIBITS


Schedule B-1              Black Hawk Project Phase 1
Schedule B-2              Black Hawk Project Phase 2
Schedule P-1              Permitted Liens
Schedule R-1              Real Property Collateral
Schedule S-1              Settlement Property
Schedule 5.7              FEINs
Schedule 5.8              Subsidiaries
Schedule 5.10             Litigation
Schedule 5.13             ERISA Benefit Plans
Schedule 5.14             Environmental Condition
Schedule 5.16             Key Leases
Schedule 5.17             Governmental Authority
Schedule 5.19             Licenses
Schedule 6.12             Location of Inventory and Equipment
Schedule 7.1              Permitted Indebtedness

Exhibit C-1               Form of Compliance Certificate
Exhibit I-1               Form of Intercreditor Agreement



                                      iv.

                           LOAN AND SECURITY AGREEMENT


            THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of October 29, 1998, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and FITZGERALDS GAMING CORPORATION, a Nevada corporation ("Borrower"), with its chief executive office located at 301 Fremont Street, Las Vegas, Nevada 89101.

      The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                  "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to an Obligor arising out of the sale, license, or lease of goods or General Intangibles or the rendition of services by an Obligor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                  "Advances" has the meaning set forth in Section 2.1(a).

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 10% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Amortization Trigger Month" means the earlier to occur of (a) the 13th month following the Closing Date, and (b) the first month following the date of substantial completion of Black Hawk Project Phase 1.

                  "Applicable Amount" means, as of any date of determination:
(a) during the period from and after the Closing Date and up to and including the second anniversary of the Closing Date, $15,000,000; and (b) thereafter, the Maximum Revolving Amount.

                  "Authorized Person" means any officer or other employee of Borrower.



                                       1.

                  "Average Unused Portion of Applicable Amount" means, as of any date of determination, (a) the Applicable Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month.

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Black Hawk Project Phase 1" has the meaning set forth in Schedule B-1. [this schedule should describe the initial buildout of the casino, the expansion of the parking garage, and the construction of new administrative offices and employee facilities at the Fitzgeralds Black Hawk Facility][please provide the required information]

                  "Black Hawk Project Phase 2" has the meaning set forth in Schedule B-2. [this schedule should describe the construction of a hotel and the secondary expansion the casino at the Fitzgeralds Black Hawk Facility][please provide the required information]

                  "Books" means all of the Obligors' books and records including: ledgers; records indicating, summarizing, or evidencing the Obligors' properties or assets (including the Collateral) or liabilities; all information relating to the Obligors' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrower Collateral" means all of Borrower's right, title, and interest in and to each of the following:

                  (a)   the Accounts,

                  (b)   Borrower's Books,

                  (c)   the Equipment,

                  (d)   the General Intangibles,

                  (e)   the Inventory,

                  (f)   the Negotiable Collateral,

                  (g)   the Real Property Collateral,

                  (h) any other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and



                                       2.

                  (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Anything in the Loan Documents to the contrary notwithstanding, the Borrower Collateral shall not include the Excluded Assets.

                  "Borrower Personal Property Collateral" means all Borrower Collateral other than the Borrower Real Property Collateral.

                  "Borrower Real Property Collateral" means the parcels of real property and the related improvements thereto of Borrower identified on Schedule R-1 and any Real Property hereafter acquired by Borrower.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                  "Capital Expenditure Line Commitment" has the meaning set forth in Section 2.4.

                  "Capital Expenditure Loan" has the meaning set forth in
Section 2.4.

                  "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard and Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition, (c) investments in money market funds substantially all of whose assets compromise securities of the types described in clauses (a) and (b) above, and (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the financial qualifications specified in clause (b) above.

                  "Casino" means a gaming establishment owned, directly or indirectly, by Borrower or any other Obligor and any hotel, building, restaurant, theater, amusement park, other entertainment facility, parking facilities, retail shops, land, equipment, and other property asset directly ancillary thereto and used or to be used in connection therewith.

                  "Casino License" means any material license, franchise, or other approval or authorization required to own, lease, or operate a Casino, or otherwise conduct gaming in any jurisdiction in which Borrower or any of its Subsidiaries conducts or proposes in good faith to conduct gaming business, including any applicable liquor license.




                                       3.

                  "Casino Square Footage" means, with respect to any Casino, the floor space of such Casino that is available and used for the generation of gaming revenues and on which there is conducted (in a manner than is customary for comparable gaming facilities) table games, slot machines, or other gaming operations, as applicable, but excluding bingo operations.

                  "Change of Control" shall be deemed to have occurred at such time as: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the total voting power of all classes of Stock then outstanding of Borrower entitled to vote in the election of directors; (b) Borrower shall cease to own and control, beneficially, directly, and of record, all of the issued and outstanding Stock of each of the Guarantors; or (c) a "Change of Control" (as that term is defined in the Indenture) has occurred.

                  "Closing Date" means the first date on which all of the conditions set forth in Section 3.1 shall be fulfilled to the satisfaction of Foothill and its counsel.

                  "Code" means the California Uniform Commercial Code.

                  "Collateral" means the Borrower Collateral and the Guarantor Collateral.

                  "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Foothill.

                  "Copyright Security Agreement" means a Copyright Agreement executed and delivered by Borrower in favor of Foothill and in form and substance satisfactory to Foothill.

                  "Daily Balance" means the amount of an Obligation owed at the end of a given day.

                  "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Designated Account" means account number 34112652 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of



                                       4.

Borrower (located within the United States) that has been designated, in writing and from time to time, by Borrower to Foothill.

                  "Designated Account Bank" means Pioneer Systems Bank, whose office is located at 230 Las Vegas Boulevard, P.O. Box 19260, Las Vegas, Nevada 89132 and whose ABA number is 121201063.

                  "Dollars" or "$" means United States dollars.

                  "Early Termination Premium" has the meaning set forth in
Section 3.6.

                  "EBITDA" means, with respect to any fiscal period, the sum of Borrower's net earnings (or loss), excluding extraordinary gains, before interest expense, taxes, amortization, depreciation, and other non-cash expenses for such period as determined in accordance with GAAP.

                  "Environmental Indemnity" means an environmental indemnity agreement, in form and substance satisfactory to Foothill, executed by the Obligors in favor of Foothill.

                  "Equipment" means all of the Obligors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any assets acquired by one or more of the Obligors with the proceeds of credit extended by Foothill, (b) any interest of any of the Obligors in any of the foregoing, and (c) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C.Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                  "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan,



                                       5.

(e) any event or condition (i) that provides a basis under Section 4042(a)(1),
(2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Cash Flow" means, as of the date of the determination thereof, the sum of (i) the amount of net income of the Borrower, plus (ii) the amount of depreciation and amortization and other non-cash expenses, minus (iii) regularly scheduled payments of principal on Indebtedness, in each case, determined on a cumulative basis from January 1, 1998 through the end of the fiscal quarter most recently ended prior to the date of the determination thereof, and on a consolidated basis in accordance with GAAP.

                  "Excluded Assets" means: (a) the Obligors' cash, deposit accounts, and other cash equivalents; (b) furniture, fixtures, and equipment securing Non-Recourse Indebtedness owing in favor of any Person (other than Foothill, any Obligor, or any Affiliate of an Obligor) and permitted to be incurred under both the Indenture and Section 7.1(e) hereof; (c) assets securing Purchase Money Obligations and capital lease obligations, in each case, owing in favor of any Person (other than Foothill, any Obligor, or any Affiliate of an Obligor) and permitted to be incurred under both the Indenture and Sections 7.1(l) and 7.21 hereof; and (d) any General Intangible consisting of contract rights, permits, or licenses (including Casino Licenses) that is now or hereafter held by any Obligor as licensee or otherwise, solely in the event and to the extent that: (i) such General Intangible cannot be subjected to a consensual security interest in favor of Foothill without the consent of the licensor or other party to such contract, permit, or license; (ii) any such restriction shall be effective and enforceable under all applicable law, including Section 9318(4) of the Code; and (iii) such consent is not obtainable by any Obligor; provided, however, that Excluded Assets does not include (and, accordingly, the Collateral shall include) any and all proceeds of the assets described in clauses (b), (c) and (d) above (unless and to the extent such proceeds constitute the Obligors' cash, deposit accounts, or cash equivalents); provided further that any General Intangible qualifying as an Excluded Asset under clause (d) above no longer shall constitute an Excluded Asset (and instead shall constitute Collateral) from and after such licensor or other applicable party's consent with respect to the grant of a consensual security interest in such General Intangible; provided further that, anything to the contrary notwithstanding, any property or asset acquired by an Obligor for cash or cash equivalents of the Obligors, or otherwise received by an Obligor in exchange for cash or cash equivalents of the Obligors, shall not constitute Excluded Assets so long as such acquired or received property or asset is not an asset described in clause (a), (b), (c), or (d) above.

                  "Facility" means one or more of (a) the Fitzgeralds Las Vegas Facility, (b) the Fitzgeralds Reno Facility, (c) the Fitzgeralds Black Hawk Facility, and (f) the Fitzgeralds Tunica Facility.



                                       6.

                  "FAMI" means Fitzgeralds Arizona Management, Inc., a Nevada corporation.

                  "FBHI" means Fitzgeralds Black Hawk, Inc., a Nevada corporation.

                  "FBHIII" means Fitzgeralds Black Hawk II, Inc., a Colorado corporation.

                  "FEIN" means Federal Employer Identification Number.

                  "FFEC" means Fitzgeralds Fremont Experience Corporation, a Nevada corporation.

                  "FI" means Fitzgeralds Incorporated, a Nevada corporation.

                  "Fitzgeralds Black Hawk Facility" means the Fitzgeralds Black Hawk Casino, the Real Property related thereto, and the Equipment and other personal property related thereto.

                  "Fitzgeralds Las Vegas Facility" means the Fitzgeralds Las Vegas Casino, the Real Property related thereto, and the Equipment and other personal property related thereto.

                  "Fitzgeralds Reno Facility" means the Fitzgeralds Reno Casino, the Real Property related thereto, and the Equipment and other personal property related thereto.

                  "Fitzgeralds Tunica Facility" means the Fitzgeralds Tunica Casino, the Real Property related thereto, and the Equipment and other personal property related thereto.

                  "FLVI" means Fitzgeralds Las Vegas, Inc., a Nevada corporation.

                  "FMI" means Fitzgeralds Mississippi, Inc., a Mississippi corporation.

                  "FNYI" means Fitzgeralds New York, Inc., a New York corporation.

                  "Foothill" has the meaning set forth in the preamble to this Agreement.

                  "Foothill Account" has the meaning set forth in Section 2.8.

                  "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by any Obligor under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with any Obligor, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, or publication; subject to any applicable restrictions in
Section 2.11(d), appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by



                                       7.

Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; subject to any applicable restrictions in Section 2.11(d), costs and expenses paid or incurred by Foothill in examining Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with any Obligor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor), or defending the Loan Documents, irrespective of whether suit is brought.

                  "FRI" means Fitzgeralds Reno, Inc., a Nevada corporation.

                  "FSI" means Fitzgeralds South, Inc., a Nevada corporation.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "Gaming Authority" means any agency, authority, board, bureau, commission, department, office, or instrumentality of any nature whatsoever of the United States of America or foreign government (including Native American governments), any state, province, city, or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Colorado Limited Gaming Control Commission, the Mississippi Gaming Commission, and any other agency with authority to regulate any gaming operation (or proposed gaming authority) owned, managed, or operated by Borrower or any of its Subsidiaries.

                  "General Intangibles" means all of the Obligors' present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                  "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                  "Guarantied Obligations" has the meaning ascribed to such term in the Guaranty.

                  "Guarantor Collateral" means all right, title, or interest of any Guarantor with respect to the following:


                                       8.

                  (a)   the Accounts,

                  (b)   the Books,

                  (c)   the Equipment,

                  (d)   the General Intangibles,

                  (e)   the Inventory,

                  (f)   the Negotiable Collateral,

                  (g)   the Real Property Collateral,

                  (h) any other assets of one or more of the Guarantors that now or hereafter come into the possession, custody, or control of Foothill, and

                  (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Guarantor Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Anything in the Loan Documents to the contrary notwithstanding, the Guarantor Collateral shall not include the Excluded Assets.

                  "Guarantor Personal Property Collateral" means all Guarantor Collateral other than the Guarantor Real Property Collateral.

                  "Guarantor Real Property Collateral" means the parcels of real property and the related improvements thereto of the Guarantors identified on Schedule R-1 and any Real Property hereafter acquired by one or more of the Guarantors.

                  "Guarantor Security Agreement" means that certain Security Agreement made by the Guarantors in favor of Foothill, in form and substance satisfactory to Foothill.

                  "Guarantor Stock Pledge Agreement" means that certain Pledge Agreement made by the Guarantors in favor of Foothill, in form and substance satisfactory to Foothill.

                  "Guarantors" means all of the Subsidiaries of Borrower (other than the Unrestricted Subsidiaries), including: FSI; FRI; FI; FMI; FLVI; FFEC; FBHI; FBHIII; and 101 Main.

                  "Guaranty" means that certain Guaranty, dated as of even date herewith, made by each of the Guarantors in favor of Foothill, pursuant to which they guaranty the payment and performance of all present and future Obligations.



                                       9.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Indebtedness" means: (a) all obligations of one or more of the Obligors for borrowed money, (b) all obligations of one or more of the Obligors evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of one or more of the Obligors in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of one or more of the Obligors under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of one or more of the Obligors, irrespective of whether such obligation or liability is assumed, and (e) any obligation of one or more of the Obligors guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to one or more of the Obligors) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                  "Indenture" means that certain Indenture, dated as of December 30, 1997, among Borrower, the Guarantors, and the Indenture Trustee.

                  "Indenture Trustee" means (a) The Bank of New York, a New York banking corporation, in its capacity as trustee under the Indenture, or (b) any successor trustee under the Indenture from time to time.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement between Foothill and the Indenture Trustee, in the form of Exhibit I-1 attached hereto.

                  "Inventory" means all present and future inventory in which one or more of the Obligors has any interest, including goods held for sale or lease or to be furnished under a



                                      10.

contract of service and all of the Obligors' present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Stock or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means "investment property" as that term is defined in Section 9115 of the Code.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Key Lease" means any lease, license, or similar agreement relative to any Obligor's use or operation of Real Property comprising all or part of any Facility.

                  "L/C" has the meaning set forth in Section 2.2(a).

                  "L/C Guaranty" has the meaning set forth in Section 2.2(a).

                  "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

                  "Letter of Credit Usage" means the sum of (a) the undrawn amount of outstanding Letters of Credit plus (b) the amount of unreimbursed drawings under Letters of Credit.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Letters of Credit, the Mortgages, the Environmental Indemnity, the Guaranty, the Guarantor Security Agreement, the Guarantor Stock Pledge Agreement, the Stock Pledge Agreement, the Copyright Security



                                      11.

Agreement, the Trademark Security Agreement, the Tunica Ship Mortgage, the Intercreditor Agreement, the Obligor Subordination Agreement, any note or notes executed by any Obligor and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

            "Material Adverse Change" means, with respect to the Obligors, taken as a whole, (a) the material impairment of the Obligors' ability to perform their obligations under the Loan Documents, (b) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, such materiality to be determined for purposes of this clause (b) by taking into account the then outstanding amount of the Obligations, (c) a material impairment of the priority of Foothill's Liens with respect to the Collateral, (d) a material adverse change of, or other material adverse development regarding, regulation of the gaming industry in general or of the Obligors in particular that arises from the National Gambling Impact Study Commission's Report or recommended legislation and administrative action and reasonably could be expected to have a material adverse effect on the Obligors, or (e) if there fails to be free and unfettered public access to the Fitzgeralds Tunica Facility.

                  "Maximum Amount" means, as of any date of determination, the sum of (a) the Maximum Revolving Amount, and (b) the Capital Expenditure Line Commitment.

                  "Maximum Revolving Amount" means $10,000,000.

                  "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by an Obligor in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property Collateral and the related improvements thereto.

                  "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                  "NCI" means Nevada Club, Inc., a Nevada corporation.

                  "Negotiable Collateral" means all of the Obligors' present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein an Obligor is the lessor), chattel paper, and Books relating to any of the foregoing.

                  "Non-Recourse Indebtedness" means Indebtedness of a Restricted Subsidiary as to which none of the Obligors, other than the Restricted Subsidiary that is the obligor of such Indebtedness, provides any credit support or is directly or indirectly liable for the payment of principal or interest thereof and a default with respect to which would not entitle any party to cause any other Indebtedness of the Obligors to be accelerated.

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums




                                      12.

(including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "Obligor Subordination Agreement" means a Subordination Agreement, in form and substance satisfactory to Foothill, between Foothill and the Obligors relative to the subordination in favor of Foothill of any and all Indebtedness owed by an Obligor to any other Obligor.

                  "Obligors" means Borrower and the Guarantors, or any of them.

                  "101 Main" means 101 Main Street Limited Liability Company, a Colorado limited liability company.

                  "Other Expenses" means cash disbursements to, or cash payments on behalf of, unconsolidated Affiliates of Borrower to the extent such amounts do not reduce consolidated EBITDA of Borrower during the period made.

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                  "Permitted Disposition" means, in each case, so long as no Default or Event of Default has occurred and is continuing, (a) any sale, lease, or other disposition of property or assets (excluding, however, Real Property) in one or a series of related transactions wherein the property or assets have a fair market value (or result in gross proceeds) of less than $1 million, up to an aggregate fair market value and gross proceeds of such sales, leases, or other dispositions of $5 million, (b) any sale, lease, or other disposition by the Obligors of the Tunica Road to the County of Tunica, Mississippi, or any agency thereof, (c) any transfer of slot machines or other gaming equipment in connection with the acquisition of similar gaming equipment in the ordinary course of business, and (d) the sale, lease or other disposition of the Settlement Property by FRI.

                  "Permitted Investments" means:



                                      13.

                  (a) Investments in any Obligor (including without limitation, a guaranty of Indebtedness of any such Person if the incurrence of such Indebtedness is permitted hereby);

                  (b) Investments in Cash Equivalents;

                  (c) Hedging Obligations;

                  (d) Investments as a result of consideration received in connection with a Permitted Disposition;

                  (e) Investments existing on the date of this Agreement;

                  (f) credit extensions to gaming customers in the ordinary course of business consistent with industry practices;

                  (g) Investments paid for solely with common Stock of Borrower;

                  (h) so long as no Default or Event of Default has occurred and is continuing, so long as the applicable Obligor is able to (and concurrently with the making of the Investment does) grant Foothill a first priority perfected security interest in the property or assets acquired, and so long as Borrower has not less than $3,000,000 of unrestricted cash, unrestricted cash equivalents, or availability to obtain Advances under Section 2.1 hereof after giving effect to such Investment, Investments constituting "Restricted Investments" (as defined in the Indenture) permitted under Section 4.7(b)(ix) of the Indenture in an aggregate amount not to exceed $10,000,000 less the sum of all Other Expense of Borrower for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the date of the Indenture to the end of Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Investment;

                  (i) so long as no Default or Event of Default has occurred and is continuing, and so long as Borrower has not less than $3,000,000 of unrestricted cash, unrestricted cash equivalents, or availability to obtain Advances under Section 2.1 hereof after giving effect to such Investment, Investments in options or other rights with respect to the management of Casinos by one of the Obligors; provided, that the aggregate amount of Investments under this clause (i) in any calendar year shall not exceed $500,000 plus the portion of such $500,000 that was not used in the immediately preceding calendar year;

                  (j) so long as no Default or Event of Default has occurred and is continuing, so long as Borrower has not less than $3,000,000 of unrestricted cash, unrestricted cash equivalents, or availability to obtain Advances under
Section 2.1 hereof after giving effect to such Investment, so long as the sole source of funds used as consideration for such Investment is Excess Cash Flow of Borrower, and so long as the aggregate amount of the proposed Investment and all other Investments made under clauses (j) and (k) of this definition does not exceed 50% of the Excess Cash Flow of Borrower, Investments constituting the repurchase or redemption of Preferred Stock outstanding as of the Closing Date in an aggregate amount not to exceed $10,000,000; and



                                      14.

                  (k) so long as no Default or Event of Default has occurred and is continuing, so long as Borrower has not less than $3,000,000 of unrestricted cash, unrestricted cash equivalents, or availability to obtain Advances under
Section 2.1 hereof after giving effect to such Investment, and so long as the aggregate amount of the proposed Investment and all other Investments made under clauses (j) and (k) of this definition does not exceed 50% of the Excess Cash Flow of Borrower, other Investments constituting "Restricted Payments" (as defined on the Indenture) permitted under Section 4.7(b)(x) of the Indenture in an aggregate amount not to exceed $5,000,000 at any one time outstanding.

                  "Permitted Liens" means: (a) Liens held by Foothill; (b) Liens (other than Liens arising under ERISA) for unpaid taxes, assessments or other governmental charges that either (1) are not yet due and payable or (2) are the subject of Permitted Protests; (c) Liens set forth on Schedule P-1; (d) (1) the interests of lessors under operating leases, and (2) purchase money Liens and the interests of lessors under capital leases to the extent that the applicable Indebtedness is permitted under Section 7.21 hereof or Section 7.1(e) hereof;
(e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, repairmen, laborers, or suppliers, incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, consistent with industry practices (other than Liens arising under ERISA) and Liens on deposits made to obtain the release of such Liens, and which Liens either (1) are for sums not overdue for a period of more than 30 days, or (2) are the subject of Permitted Protests; (f) Liens arising from pledges or deposits made in the ordinary course of business in connection with obtaining worker's compensation, unemployment insurance, and other types of social security legislation; (g) Liens or deposits to secure performance of bids, tenders, trade, contracts (other than contracts for the payment of money) or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, and consistent with industry practice; (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of the Obligors and consistent with industry practice; (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or any such legal proceedings for which have not been finally adversely terminated, or in respect of which an Obligor is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill; (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by the Obligors or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of the Obligors; provided, that such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (l) Liens in favor of the Indenture Trustee relative to the Senior Note Documents, so long as and to the extent such Liens remain the subject of the Intercreditor Agreement; (m) obligations and duties of an Obligor as lessee under any lease in respect of any Facility existing on the date of this Agreement; (n) with respect to any vessel included in the Collateral, maritime liens for crew's wages, general average, salvage and



                                      15.

damages arising out of maritime torts permitted to exist under the Tunica Ship Mortgage; (o) Liens that secure Indebtedness permitted under Section 7.1(e) hereof, which Liens shall not attach to any assets other than the assets financed thereby; and (p) Liens on assets of the Company and its Subsidiaries securing Permitted Tunica Debt; provided, that (1) the Indebtedness hereunder is secured by a first priority Lien upon such assets and the Indebtedness outstanding under the Indenture is equally and ratably secured by a second priority Lien on such assets and (2) the lender thereunder, Foothill, the Indenture Trustee enter into an intercreditor agreement in form and substance satisfactory to Foothill.

                  "Permitted Protest" means the right of an Obligor to protest any Lien other than any such Lien that secures the Obligations or Guarantied Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of the applicable Obligor in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Obligor in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral (it being understood that the Obligors can presume that Foothill is so satisfied unless Foothill notifies Borrower to the contrary in writing).

                  "Permitted Tunica Debt" means Indebtedness incurred solely to finance construction of a hotel at the Fitzgeralds Tunica Facility to be owned by FMI in an aggregate principal amount not to exceed the lesser of (a) $30 million, and (ii) 80% of the total actual out-of-pocket costs of such construction (including the cost of all permits, approvals, assessments, fees and other expenses); provided, that immediately after giving effect to the incurrence of such Indebtedness, on a pro forma basis as if such transaction had occurred at the beginning of the applicable four-quarter period, Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.9(a) of the Indenture.

                  "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Personal Property Collateral" means the Borrower Personal Property Collateral and the Guarantor Personal Property Collateral.

                  "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                  "PP&E" means, with respect to a Person, assets that, in accordance with GAAP consistently applied, properly are included in the property, plant, and equipment of such Person.

                  "Preferred Stock" means the 800,00 shares of Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Borrower issued in December 1995.



                                      16.

                  "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (a) of acquiring any property or assets, and
(b) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by an Obligor), provided, that (1) the principal amount of such Indebtedness does not exceed 80% of such cost, including construction charges, (2) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, and (3) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by one or more of the Obligors.

                  "Real Property Collateral" means Borrower Real Property Collateral and Guarantor Real Property Collateral.

                  "Reduced Maximum Amount" means, as of any date of determination, the sum of (a) the Maximum Revolving Amount, and (b) the then outstanding aggregate principal balance of all Capital Expenditure Loans.

                  "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                  "Renewal Date" has the meaning set forth in Section 3.4.

                  "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                  "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

                  "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                  "Senior Note Documents" means, collectively, the Indenture, the Notes (as such term is defined in the Indenture), and the Security Documents (as such term is defined in the Indenture).

                  "Settlement Debt" means Indebtedness of FRI in an aggregate amount not to exceed $2,000,000 issued in consideration for, and concurrently with, a dismissal with prejudice of all claims against FRI arising out of FRI's purchase and subsequent sale of Harolds Club.



                                      17.

                  "Settlement Property" means that certain parcel of Real Property described in Schedule S-1 attached hereto and to be acquired by FRI as part of the payment of the Settlement Debt.

                  "Significant Casino" means any Casino that has a Casino Square Footage of at least 9,000 square feet.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities and Exchange Act of 1934, as amended).

                  "Stock Pledge Agreement" means a Stock Pledge Agreement, dated as of even date herewith, between Borrower and Foothill, pursuant to which Borrower grants Foothill a security interest in, among other things, all of the issued and outstanding Stock of Borrower's Subsidiaries.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Trademark Security Agreement" means a Trademark Security Agreement executed and delivered by Borrower in favor of Foothill and in form and substance satisfactory to Foothill.

                  "Tunica Road" means that certain road connecting the Fitzgeralds Tunica Facility to Highway 304 in or about Tunica, Mississippi.

                  "Tunica Ship Mortgage" means, collectively, one or more preferred ship mortgages, each in form and substance satisfactory to Foothill, relative to that portion of the Fitzgeralds Tunica Facility consisting of one or more barges or other vessels and related personal property.

                  "Unrestricted Subsidiary" means FAMI, FNYI, and NCI and any Subsidiary of Borrower that, at or prior to the time of determination, shall have been designated by the Board of Directors of Borrower (by written notice to Foothill as provided below) as an Unrestricted Subsidiary; provided that such Subsidiary (a) is not a Subsidiary in existence of the Closing Date, (b) does not hold any Indebtedness or Stock of, or any Lien on any assets of, Borrower or any Restricted Subsidiary, and (c) does not own or operate or possess any material asset license, franchise or right used in connection with the ownership or operation of any material portion of Fitzgeralds Las Vegas Facility, Fitzgeralds Reno Facility, Fitzgeralds Tunica Facility, or Fitzgeralds Blackhawk Facility. The Obligors shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such and Subsidiary and its Subsidiaries immediately prior to such designation; provided, that if such Subsidiary



                                      18.

subsequently is redesignated as a Restricted Subsidiary, the amount of such Investment shall be deemed to be reduced (but not below zero) by the fair market value of the net consolidated assets of such Subsidiary on the date of such redesignation.

                  Any designation by the Board of Directors of Borrower permitted by this definition shall be evidenced to Foothill by filing with Foothill of a certified copy of the Board resolution giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing conditions and is permitted by Section 7.1 hereof.

                  "Voidable Transfer" has the meaning set forth in Section 15.8.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "Year 2000 Compliant" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the Year 2000.

            1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

            1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

            1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.



                                      19.

            1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

            1.6 OBLIGORS. By its execution and delivery of the Guaranty or the Guarantor Security Agreement, or any joinder thereto, any Obligor that is not party to this Agreement or any joinder hereto nevertheless shall be deemed to have agreed to be bound by each provision herein relating to Borrower, the Guarantors, or the Obligors, as the case may be, or their assets with the same force and effect as though such Obligor were party to this Agreement or any joinder hereto, mutatis mutandis.

2. LOAN AND TERMS OF PAYMENT.

            2.1   REVOLVING ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the Maximum Revolving Amount less the Letter of Credit Usage and the aggregate amount of reserves (if any) created and maintained by Foothill under this Agreement and the other Loan Documents.

                  (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill may, in its reasonable (from the perspective of a secured lender) credit judgment, create and maintain reserves against the Maximum Revolving Amount if any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased or licensed properties or assets, rents, license payments, or other amounts under such leases or licenses, or otherwise) due to third Persons or if Foothill determines that there has occurred a Material Adverse Change.

                  (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Reduced Maximum Amount.

                  (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

            2.2   LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

                        (i) the Letter of Credit Usage would exceed the Maximum
            Revolving Amount less the amount of outstanding Advances and the aggregate amount of reserves (if any) created and maintained by Foothill under this Agreement and the other Loan Documents; or



                                      20.

                        (ii) the outstanding Obligations would exceed the
            Reduced Maximum Amount.

Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

                  (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

                  (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                  (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill.

                  (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 105% of the maximum amount of Foothill's obligations under Letters of Credit, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit.



                                      21.

At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

                  (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                        (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                        (B) there shall be imposed on the issuing bank or Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in
Section 2.6(a) or (c)(i), as applicable. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

            2.3 [INTENTIONALLY OMITTED].

            2.4 CAPITAL EXPENDITURE LINE. Subject to the terms and conditions of this Agreement, Foothill agrees to make a series of term loans to Borrower (each, a "Capital Expenditure Loan") in an aggregate amount at any one time outstanding not to exceed $5,000,000 (the "Capital Expenditure Line Commitment"). Each Capital Expenditure Loan shall be repayable in monthly installments of principal in the amounts set forth below, such installments to be payable on the first day of each month commencing with the first day of the later to occur of the Amortization Trigger Month or the month immediately following the date on which the Capital Expenditure Loan is made and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the Capital Expenditure Loan is paid in full.

            With respect to any Capital Expenditure Loan made prior to the second anniversary of the Closing Date, each installment of principal of such Capital Expenditure Loan shall be in an amount equal to 1/60th of the original principal amount of such Capital



                                      22.

Expenditure Loan; provided, however, that on the second anniversary of the Closing Date, the aggregate principal balance of all such Capital Expenditure Loans outstanding as of such date shall be consolidated and reamortized such that, thereafter, each installment of principal of such consolidated Capital Expenditure Loan shall be in an amount equal to 1/36th of the aggregate principal amount of such consolidated Capital Expenditure Loan outstanding as of such date.

            With respect to any Capital Expenditure Loan made on or after the second anniversary of the Closing Date, each installment of principal of such Capital Expenditure Loan shall be in an amount equal to 1/36th of the original principal amount of such Capital Expenditure Loan.

            The outstanding principal balance and all accrued and unpaid interest under each Capital Expenditure Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise.

            Each Capital Expenditure Loan shall be made by Foothill at such times and in such amounts as Borrower may request in writing, shall be made solely for the purposes permitted under Section 7.17(b) hereof, shall be advanced directly to the applicable vendor or Borrower, as the case may be, and once borrowed may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 15 days prior written notice by Borrower to Foothill, all such prepaid amounts to be applied to the installments due on all of the Capital Expenditure Loans in the inverse order of their maturity. Amounts borrowed pursuant to this Section 2.4 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed pursuant to this Section 2.4 at any time during the term of this Agreement. The foregoing to the contrary notwithstanding, (a) each requested Capital Expenditure Loan shall be in a principal amount of not less than (i) $250,000, or (ii) such lesser amount as is the then unfunded balance of the Capital Expenditure Line Commitment, (b) each Capital Expenditure Loan shall be in an amount, as determined by Foothill, not to exceed 100% of Borrower's construction or invoice cost (net of shipping, freight, installation, and other so-called `soft costs') of (i) new PP&E that is to be purchased or constructed by Borrower with the proceeds of such Capital Expenditure Loan, or (ii) new PP&E that has been purchased or constructed by Borrower within 30 days prior to the date of the making of such Capital Expenditure Loan, (c) the new PP&E that is to be acquired or constructed or that has been purchased or constructed by Borrower must be acceptable to Foothill in all respects, (d) the new PP&E that is to be acquired or constructed or that has been purchased or constructed by Borrower must not be a fixture, and not be intended to be affixed, to Real Property (other than Real Property Collateral owned in fee by the applicable Obligor and subject to a first priority Mortgage in favor of Foothill) or to become installed in or affixed to goods (other than Equipment owned in fee by the applicable Obligor and subject to a first priority Lien in favor of Foothill), (e) Foothill shall have no obligation to make any Capital Expenditure Loan hereunder to the extent that the making thereof would cause the then outstanding amount of Capital Expenditure Loans to exceed the Capital Expenditure Line Commitment, and (f) the aggregate amount of all Capital Expenditure Loans outstanding at any time (including giving effect to any requested Capital Expenditure Loan) shall not exceed the lesser of cost or fair market value, of all of the PP&E acquired, constructed, or financed with the proceeds of such Capital Expenditure Loans. All amounts outstanding under the Capital Expenditure Loans shall constitute Obligations.



                                      23.

            2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1, 2.2, and 2.4 is greater than the Dollar limitations set forth in Sections 2.1, 2.2, or 2.4 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay Advances outstanding under Section 2.1 and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit.

            2.6 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) Interest Rate. Except as provided in clause (b) below, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to the Reference Rate minus 7 basis points.

                  (b) Letter of Credit Fee. Borrower shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.25% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

                  (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to 2 percentage points above the Reference Rate, and (ii) the Letter of Credit fee provided in
Section 2.6(b) shall be increased to 3.25% per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                  (d) [intentionally omitted]

                  (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under the Capital Expenditure Loans, or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                  (f) Computation. The Reference Rate as of the date of this Agreement is 8.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                  (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent



                                      24.

jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

            2.7 [INTENTIONALLY OMITTED].

            2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. Subject to
Section 6.10(d) hereof, the receipt of any Collections by Foothill immediately shall be applied provisionally to reduce the Obligations outstanding under
Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into an account maintained by Foothill with a depositary selected by Foothill (the "Foothill Account") on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

            2.9 DESIGNATED ACCOUNT. Foothill is authorized to make the Advances, the Letters of Credit, and the Capital Expenditure Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and the Capital Expenditure Loans requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance and the Capital Expenditure Loans requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

            2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Capital Expenditure Loans made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from the Designated Account Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after



                                      25/
receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

            2.11 FEES. Borrower shall pay to Foothill the following fees:

                  (a) Closing Fee. On the Closing Date, a closing fee of
$150,000;

                  (b) Unused Line Fee. On the first day of each quarter during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the Average Unused Portion of the Applicable Amount, such fee to be payable in arrears;

                  (c) Third Anniversary Fee. A one-time anniversary fee in an amount equal to 0.25% of the Reduced Maximum Amount as of the third anniversary of the Closing Date, such fee to be fully earned on the Closing Date, due and payable on the third anniversary of the Closing Date, and non-refundable when paid; and

                  (d) Financial Examination and Appraisal Fees. (i) Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill; provided, however, that, if during any one-year period ending on each anniversary of the Closing Date there has not occurred an Event of Default, the amount of such fee charged to Borrower for audits in that one-year period will not exceed such fee for 5 examiner-days; and (ii) the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower, appraise the Collateral, or perform real estate surveys or environmental surveys; provided, however, that, if during any one-year period ending on each anniversary of the Closing Date there has not occurred an Event of Default, the amount of charges under this clause (ii) charged to Borrower in that one-year period will not exceed $7,500; provided further that, if during any two-year period ending on each anniversary of the Closing Date there has not occurred an Event of Default, the amount of charges under this clause (ii) charged to Borrower in that two-year period will not exceed $12,000.

                  (e) [intentionally omitted]

3. CONDITIONS; TERM OF AGREEMENT.

            3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE, LETTER OF CREDIT, OR CAPITAL EXPENDITURE LOAN.

            The obligation of Foothill to make the initial Advance, to issue the initial Letter of Credit, or to make the initial Capital Expenditure Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                  (a) the Closing Date shall occur on or before November 6, 1998;

                  (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;



                                      26.

                  (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                         (1)  [intentionally omitted];

                         (2)  the Mortgages;

                         (3)  the Environmental Indemnity;

                         (4)  the Guarantor Security Agreement;

                         (5)  the Guaranty;

                         (6)  the Stock Pledge Agreement;

                         (7)  the Guarantor Stock Pledge Agreement;

                         (8) the Trademark Security Agreement and the Copyright Security Agreement;

                         (9)  the Tunica Ship Mortgage;

                        (10)  the Intercreditor Agreement;

                        (11)  the Obligor Subordination Agreement;


                  (d) Except as otherwise provided with respect to the shares of Stock of FLVI, FRI, and FSI under Section 3.3(b), (i) Foothill shall have received possession of the shares of Stock of each of the Subsidiaries of Borrower, as well as stock powers with respect thereto endorsed in blank; or
(ii) Foothill shall have received the written acknowledgment, in form and substance satisfactory to Foothill, of a bailee reasonably acceptable to Foothill that such bailee is in possession or control of the items described in clause (i) above and holds, or is causing to be held, same for the benefit of Foothill;

                  (e) Foothill shall have received a certificate from the Secretary of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Obligor is a party and authorizing specific officers of such Obligor to execute the same;

                  (f) Foothill shall have received copies of each Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of the applicable Obligor;

                  (g) Foothill shall have received a certificate of status with respect to each Obligor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;



                                      27.

                  (h) Foothill shall have received certificates of status with respect to each Obligor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Obligor is in good standing in such jurisdictions;

                  (i) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

                  (j) Foothill shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                  (k) Foothill shall have received, in cash or other immediately available funds, the closing fee set forth in Section 2.11(a);

                  (l) Foothill shall have received copies of each Key Lease, together with a certificate of the Secretary of the relevant Obligor certifying same to be a true, complete, and correct copy thereof;

                  (m) Foothill shall have received a copy of each of the material Senior Note Documents, together with a certificate of the Secretary of the relevant Obligor certifying same to be a true, complete, and correct copy thereof;

                  (n) Foothill shall have received opinions of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion. Without limiting the generality of the foregoing, such opinions shall include an opinion as to the due issuance and valid existence of the Obligors' Casino Licenses;

                  (o) Foothill shall have received evidence, satisfactory to Foothill and its counsel, that, except as contemplated by Section 3.3(b) hereof, the Obligors have made all necessary registrations with, obtained all necessary consents or approvals of, given all necessary notices to, and taken all other necessary actions required by, each applicable Gaming Authority relative to the execution, delivery, and performance of the Loan Documents by the Obligors;

                  (p) Foothill shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Foothill (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Foothill assuring Foothill that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Foothill;

                  (q) Foothill shall have received copies of a company prepared balance sheet, income statement, and statement of cash flow covering the operations during September 30, 1998 of those Obligors that own a Significant Casino, which financial statements shall be satisfactory to Foothill;



                                      28.

                  (r) Foothill shall have received satisfactory evidence that all tax returns required to be filed by the Obligors have been timely filed and all taxes upon each Obligor or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; and

                  (s) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

            3.2 CONDITIONS PRECEDENT TO ALL ADVANCES, ALL LETTERS OF CREDIT, AND ALL CAPITAL EXPENDITURE LOANS.

            The following shall be conditions precedent to all Advances, all Letters of Credit, and all Capital Expenditure Loans hereunder:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

            3.3 CONDITIONS SUBSEQUENT. As conditions subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel; and

                  (b) on or before February 28, 1999, (i) the Obligors shall have obtained the consent of the Nevada Gaming Authorities to the grant of a Lien in and to the Stock of FLVI, FRI, and FSI, the form and substance of which shall be satisfactory to Foothill and its counsel, and (ii) (y) Foothill shall have received possession of the shares of Stock of FLVI, FRI, and FSI, as well as stock powers with respect thereto endorsed in blank, or (z) Foothill shall have received the written acknowledgment, in form and substance satisfactory to Foothill, of a bailee reasonably acceptable to Foothill that such bailee is in possession or control of the items described in clause (z) above and holds, or is causing to be held, same for the benefit of Foothill.



                                      29.

            3.4 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is 5 years from the Closing Date and automatically shall be renewed for successive 1 year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any 1 year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

            3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Borrower Collateral and the Guarantor Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of 1 year.

            3.6 EARLY TERMINATION BY BORROWER. The provisions of Section 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to:

                  (a) $450,000, if such termination occurs during the period from and after the Closing Date and up to and including first anniversary of the Closing Date; provided, however, that, if such termination occurs during such period proximately in connection with, and substantially contemporaneously with the consummation of, an acquisition of all or substantially all of the capital stock of Borrower or the acquisition of all or substantially all of the Obligors' assets, then, the Early Termination Premium otherwise applicable under this Section 3.6(a) shall equal $225,000;

                  (b) $300,000, if such termination occurs during the period from and after the date immediately following the first anniversary of the Closing Date and up to and including the second anniversary of the Closing Date; provided, however, that, if such termination occurs during such period proximately in connection with, and substantially contemporaneously with the consummation of, an acquisition of all or substantially all of the capital stock of Borrower or the acquisition of all or substantially all of the Obligors' assets, then, the Early Termination Premium otherwise applicable under this
Section 3.6(b) shall equal $150,000;



                                      30.

                  (c) 1% of the Reduced Maximum Amount, if such termination occurs during the period from and after the date immediately following the second anniversary of the Closing Date and up to and including the third anniversary of the Closing Date; provided, however, that, if such termination occurs during such period proximately in connection with, and substantially contemporaneously with the consummation of, an acquisition of all or substantially all of the capital stock of Borrower or the acquisition of all or substantially all of the Obligors' assets, then, the Early Termination Premium otherwise applicable under this Section 3.6(c) shall equal 0.5% of the Reduced Maximum Amount;

                  (d) 0.75% of the Reduced Maximum Amount, if such termination occurs during the period from and after the date immediately following the third anniversary of the Closing Date and up to and including the fourth anniversary of the Closing Date; provided, however, that, if such termination occurs during such period proximately in connection with, and substantially contemporaneously with the consummation of, an acquisition of all or substantially all of the capital stock of Borrower or the acquisition of all or substantially all of the Obligors' assets, then, the Early Termination Premium otherwise applicable under this Section 3.6(d) shall equal 0.375% of the Reduced Maximum Amount; and

                  (e) zero (-0-), if such termination occurs after the fourth anniversary of the Closing Date.

            3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

4. CREATION OF SECURITY INTEREST.

            4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Borrower Personal Property Collateral shall attach to all Borrower Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Obligor has any authority, express or implied, to dispose of any item or portion of the Collateral.

            4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority is dependant or enhanced by possession, Borrower, immediately upon the request of Foothill, shall (and shall cause each of the other Obligors to, and, by its execution and



                                      31.

delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) endorse and deliver physical possession of such Negotiable Collateral to Foothill.

            4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time from and after and during the continuation of an Event of Default, Foothill or Foothill's designee may (a) notify customers or Account Debtors of the Obligors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will (and will cause each of the other Obligors to, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by the applicable Obligor.

            4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall (and shall cause each of the other Obligors to, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, collateral assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. In this regard and without limiting the generality of the foregoing, but subject to the applicable restrictions in Section 2.11(d), Foothill shall have the right to require Borrower and the other Obligors to obtain phase-I environmental reports and real estate surveys with respect to the Real Property Collateral from environmental consultants and surveyors and setting forth results, in each case, acceptable to Foothill in its sole discretion.

            4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints (and hereby causes each of the other Obligors to make, constitute, and appoint, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby makes, constitutes, and appoints) Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as the Obligors' true and lawful attorney, with power to (a) if any Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Obligor on any of the documents described in Section 4.4, (b) endorse any Obligor's name on any Collection item that may come into Foothill's possession, and (c) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under the Obligors' policies of insurance and make all determinations and decisions with respect to such policies of insurance. The appointment of Foothill as the Obligors' attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.



                                      32.

            4.6 RIGHT TO INSPECT. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify any or all of the Obligors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES.
            In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance, Letter of Credit, or Capital Expenditure Loan made thereafter, as though made on and as of the date of such Advance, Letter of Credit, or Capital Expenditure Loan (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

            5.1 NO ENCUMBRANCES. The Obligors have good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

            5.2 [INTENTIONALLY OMITTED].

            5.3 [INTENTIONALLY OMITTED].

            5.4 PP&E. All of the PP&E (including the Equipment) is used or held for use in the Obligors' business and is fit for such purposes, ordinary wear and tear excepted.

            5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on
Schedule 6.12 or otherwise permitted by Section 6.12.

            5.6 [INTENTIONALLY OMITTED].

            5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower and each Guarantor is located at the address for Borrower indicated in the preamble to this Agreement and the FEINs for each of the Obligors are as set forth on Schedule 5.7.

            5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Each Guarantor is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.



                                      33.

                  (c) Set forth on Schedule 5.8 is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower; provided, however, that from time to time, Borrower shall be entitled to update Schedule 5.8 to add the required information concerning newly created or acquired Subsidiaries. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on Schedule 5.8, no Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                  (e) Each Unrestricted Subsidiary (i) does not, together with all other Unrestricted Subsidiaries, own any property or assets with a book value in excess of (y) on or before August 15, 1998, $8,000,000, and (z) from and after August 16, 1998, (1) prior to the sale of all or substantially all of the assets or capital stock of NCI, $5,000,000, or (2) thereafter, $2,500,000,
(ii) does not currently engage in any material business activity, and (iii) does not intend in the future to engage in any material business activity.

            5.9 DUE AUTHORIZATION; NO CONFLICT.

                  (a) (i) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action. (ii) The execution, delivery, and performance by each of the other Obligors of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                  (b) (i) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (w) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Obligor, (x) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of any Obligor, (y) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Obligor, other than Permitted Liens, or (z) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Obligor.

                        (ii) The execution, delivery, and performance by each of the other Obligors of the Loan Documents to which it is a party do not and will not (w) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Obligor, the Governing Documents of such Obligor,



                                      34.

or any order, judgment, or decree of any court or other Governmental Authority binding on any Obligor, (x) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of any Obligor, (y) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Obligor, other than Permitted Liens, or (z) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Obligor.

                  (c) (i) Other than the filing of appropriate financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                        (ii) Other than the filing of appropriate financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each of the other Obligors of the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  (d) (i) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                        (ii) The Loan Documents to which each of the other Obligors is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) (i) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                        (ii) The Liens granted by each of the other Obligors to Foothill in and to its properties and assets pursuant to the Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

            5.10 LITIGATION. There are no actions or proceedings pending by or against any Obligor before any court or administrative agency and neither Borrower nor any other Obligor has any knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Obligor, except for: (a) ongoing collection matters in which one or more of the Obligors is the plaintiff; (b) matters



                                      35.

disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to such Obligor, would not have a Material Adverse Change.

            5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

            5.12 [INTENTIONALLY OMITTED]

            5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred and is continuing nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

            5.14 ENVIRONMENTAL CONDITION. None of any Obligor's properties or assets has ever been used by any Obligor or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials except as disclosed on Schedule 5.14 (and, to the extent set forth on such schedule, any such production, storage, handling, treatment, release, or transport of such Hazardous Materials by any Obligor is in compliance with all applicable laws and regulations in respect thereof). None of any Obligor's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Obligor. No Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Obligor resulting in the releasing or disposing of Hazardous Materials into the environment.

            5.15 BROKERAGE FEES. No brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Foothill under this Agreement.

            5.16 KEY LEASES. All Key Leases of the Obligors are identified on
Schedule 5.16 and each Obligor party to each of the Key Leases is in compliance in all material respects with all of the terms of that Key Lease the failure to comply with which reasonably could be



                                      36.

expected to result in a termination or non-renewal thereof or a change therein materially adverse to that Obligor.

            5.17 GOVERNMENTAL AUTHORITY. Except as set forth on Schedule 5.17, no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required (a) for the grant by any Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement and the other Loan Documents by Borrower and the other Obligors, (b) for the perfection of such security interest or the exercise by Foothill of the rights and remedies provided for in this Agreement or the other Loan Documents, or (c) except for the consents, authorizations, approvals, actions, notices and filings with the Gaming Authorities, all of which have been duly obtained, taken, given or made and are in full force and effect and are not subject to any conditions (other than those conditions generally applicable to entities holding licenses, permits, consents or authorizations granted or issued by the Gaming Authorities).

            5.18 YEAR 2000 COMPLIANCE.

                  (a) On the basis of a comprehensive inventory, review and assessment currently being undertaken by Borrower of Borrower's computer applications utilized by Borrower or contained in products produced or sold by Borrower, and upon inquiry made of Borrower's material suppliers and vendors, Borrower's management is of the considered view that Borrower, its products, and all such suppliers and vendors will be Year 2000 Compliant before October 1, 1999.

                  (b) Borrower (i) has undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower or its products to be Year 2000 Compliant on a timely basis, (ii) is developing a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) to date, is implementing that plan in accordance with that timetable in all material respects. Borrower reasonably anticipates that it will be Year 2000 Compliant on a timely basis.

            5.19 LICENSES AND PERMITS.

                  (a) (i) All material licenses, permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by the Obligors, including all necessary Casino Licenses, have been validly issued and are in full force and effect; (ii) to the best of Borrower's knowledge and belief, each Obligor is in compliance, in all material respects, with all of the provisions thereof applicable to it; and (iii) none of such licenses, permits, or consents is the subject of any pending or, to the best of Borrower's knowledge and belief, threatened proceeding for the revocation, cancellation, suspension, or non-renewal thereof. As of the Closing Date or of each subsequent date on which Borrower delivers to Foothill an updated schedule pursuant to Section 6.18, set forth on Schedule 5.19 is a complete and accurate list of all such licenses, permits, and consents, and such schedule identifies the date by which an application for the renewal of such license, permit, or consent must be filed and describes the status of each such pending application.



                                      37.

                  (b) Each Obligor has obtained (i) all material licenses, permits, and consents necessary or appropriate to conduct the business and operations located at each of the Facilities, and (ii) as of the Closing Date, all required approvals from the Gaming Authorities of the transactions contemplated hereby and by the other Loan Documents.

                  (c) Each Obligor owns or possesses all patents, trademarks, trade names, copyrights, and other similar rights necessary for the conduct of its business as now carried on or proposed to be conducted, without any known conflict of the rights of others.

6. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall (and, where applicable, cause each of the other Obligors to, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) do all of the following:

            6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower and each of the other Obligors to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. The Obligors also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

            6.2 REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) copies of each report in respect of any Obligor's business issued by a Gaming Authority or made by an Obligor to a Gaming Authority within 15 days of their respective issuance or filing date; and (b) copies of all operating and capital budgets, and all other budgets, summaries of sources and uses of funds, projections, and financial information prepared by or on behalf of any Obligor (including in respect of any Casino or Facility) promptly upon the preparation and delivery to or by the chief financial officer of any Obligor;

            6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to
Foothill: (a) as soon as available, but in any event within 45 days after the end of each month during each of the Obligors' fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering the operations during such period of those Obligors that own a Significant Casino;
(b) as soon as available, but in any event within 45 days after the end of each of the first 3 fiscal quarters during each of the Obligors' fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering the Obligors' the operations during such period; and (c) as soon as available, but in any event within 90 days after the end of each of the Obligors' fiscal years, financial statements of the Obligors for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of



                                      38.

cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present each Obligor separately, and on a consolidated basis.

            Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by any Obligor with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by any Obligor to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of any one or more of the Obligors.

            Each month, together with the applicable financial statements provided pursuant to Section 6.3, Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder,
(x) other than the financial statements provided pursuant to Section 6.3(a), have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments), (y) are correct in all material respects, and (z) fairly present the financial condition of the Obligors, (ii) the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),
(iii) for each month that also is the date on which a financial covenant in
Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20 and, in the event that Borrower proposes to incur Indebtedness pursuant to Section 7.1(l), calculating the Obligors' Interest Coverage Ratio (as such term is defined in the Indenture) for the Obligors' most recently ended four full fiscal quarters, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the relevant Obligor has taken, is taking, or proposes to take with respect thereto).

            Borrower (and, if required, each of the other Obligors) shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning the Obligors that Foothill may request. Borrower hereby irrevocably authorizes and directs (and hereby agrees to cause promptly each of the other Obligors to irrevocably authorize and direct, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby irrevocably authorizes and directs) all auditors, accountants, or other third parties that Foothill reasonably could expect to have access to such information to deliver to Foothill, at Borrower's expense, copies of the Obligors' financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding the Obligors' business affairs and financial conditions.

            From time to time, Borrower may, by written notice to Foothill, request that any one or more of Schedule 5.13 (Employee Benefits), Schedule 5.14 (Environmental Condition), or Schedule 5.16 (Key Leases), as applicable, be amended to reflect the information set forth in



                                      39.

such notice. If and to the extent that the requested amendment to any such schedule is accepted by Foothill in writing, such schedule will be deemed so amended.

            6.4 TAX RETURNS. Deliver to Foothill copies of each of the Obligors' future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

            6.5 GUARANTOR REPORTS. To the extent the same are not covered by
Section 6.3 hereof, cause any guarantor of any of the Obligations to deliver (and by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to deliver) its annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

            6.6 [INTENTIONALLY OMITTED].

            6.7 [INTENTIONALLY OMITTED].

            6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment (other than Equipment that has been disposed of pursuant to a Permitted Disposition) in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, no Obligor shall permit any item of Equipment (other than items of Equipment that customarily become building fixtures as a result of renovation or remodeling of a building) to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

            6.9 TAXES. (a) Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.

                  (b) Make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto.

                  (c) Make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and, upon request, furnish Foothill with proof satisfactory to Foothill indicating that the applicable Obligor has made such payments or deposits.

            6.10 INSURANCE.


                                      40.

                  (a) At its expense, (i) keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses, and (ii) maintain business interruption, public liability, product liability, and property damage insurance relating to the Obligors' ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                  (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Real Property Collateral, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent the Obligors from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to the Real Property Collateral, in an amount of not less than $200,000,000 in the aggregate; and
(iii) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

                  (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the States of Nevada, Colorado, and Mississippi, in each case, as to the respective businesses or property of the Obligors in such state. All hazard insurance and such other insurance as Foothill shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as a loss payee thereof as its interests may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Obligor or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Loan Documents upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                  (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to any Obligor whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Foothill to be applied at the option of Foothill either to the



                                      41.

prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to the applicable Obligor under staged payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. The foregoing notwithstanding, Borrower may request that Foothill disburse to Borrower any monies received by Foothill pursuant to the immediately preceding sentence and Foothill agrees to disburse such money for the repair, replacement, or restoration of the Equipment or real Property that has been damaged, if all of the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing or would result from the disbursement or application of such monies (other than a Default or Event of Default, if any, that exists hereunder solely due to the subject loss, destruction, taking, or condemnation, but not excluding any other Default or Event of Default that is caused by such loss, destruction, taking, or condemnation); and (ii) Borrower has demonstrated to Foothill's satisfaction that the sum of (A) EBITDA produced during the 12 months prior to the date of any such loss, destruction, taking, or condemnation, by the properties and assets of the Obligors that are not affected by the loss, destruction, taking, or condemnation (or by any other loss, destruction, taking, or condemnation that has not been restored under this section), plus (B) the projected proceeds from business interruption insurance policies to be received by the Obligors during the 12 months immediately following the date of, and in compensation for, any such loss, destruction, taking, or condemnation, is not less than $15,000,000. All monies paid by the insurer or other applicable payor relative to such loss, destruction, taking, or condemnation (y) not in excess of $1,000,000 shall be paid directly to the applicable Obligor regardless of Borrower's compliance with the conditions described in the immediately preceding sentence, and (z) in excess of $1,000,000 shall be paid to Foothill and held by Foothill as it shall determine pending compliance with the conditions described in the immediately preceding sentence, and, within 3 Business Days of Foothill's receipt of a certificate of an Authorized Person certifying to compliance with the conditions set forth in the preceding sentence and, pending disbursement thereof hereunder, deposited by Foothill in a money market account selected by Foothill through which such monies will be invested until disbursed in funds described in clause
(c) of the definition of Cash Equivalents.

                  (e) Borrower shall not, and shall not cause, suffer, or permit any of the other Obligors to (and by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees not to), take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify (and cause the applicable Obligor immediately to notify, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees immediately to notify) Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

            6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower and the other Obligors without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.



                                      42.

            6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

            6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

            6.14 EMPLOYEE BENEFITS.

                  (a) Cause to be delivered to Foothill, each of the following:
(i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and
(iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                  (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.



                                      43.

            6.15 LEASES. Pay when due all rents and other amounts payable under any leases to which an Obligor is a party or by which an Obligor's properties and assets are bound (including the Key Leases), unless such payments are the subject of a Permitted Protest. To the extent that any Obligor fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Maximum Revolving Amount.

            6.16 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred by in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement.

            6.17 GOVERNMENT AUTHORIZATION. Borrower shall deliver to Foothill, as soon as practicable, and in any event within ten (10) days after the receipt by any Obligor from any Gaming Authority or other governmental authority having jurisdiction over the operations of any Obligor or filing or receipt thereof by any Obligor, (i) copies of any order or notice of such Gaming Authority or such other governmental authority or court of competent jurisdiction which designates any material Casino License or other material franchise, permit, or other governmental operating authorization of any Obligor, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of any Obligor to construct, own, manage, or operate a Casino (or portion thereof), and (ii) a copy of any competing application filed with respect to any such Casino License or other authorization, or application therefor, of any Obligor, or any citation, notice of violation, or order to show cause issued by any Gaming Authority or other governmental authority or any complaint filed by any Gaming Authority or other governmental authority which is available to any Obligor.

            6.18 LICENSE RENEWALS. Commencing on the date six months following the Closing Date and continuing every six months thereafter, Borrower shall deliver to Foothill an updated Schedule 5.19 reflecting thereon, as of the date of such delivery, the information described in Section 5.19.

            6.19 YEAR 2000 COMPLIANCE. Borrower will be Year 2000 Compliant by October 1, 1999.

            6.20 LICENSES AND PERMITS. (a) Ensure that all material licenses, permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by the Obligors, including all necessary Casino Licenses, have been validly issued and are in full force and effect, and (b) comply, in all material respects, with all of the provisions thereof applicable to it.

7. NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do, and will not cause, suffer, or permit any of the other Obligors to do (and by its execution and delivery of the Guaranty or a joinder thereto, each Guarantor hereby agrees that it will not do), any of the following without Foothill's prior written consent:



                                      44.

            7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                  (b) Indebtedness set forth in Schedule 7.1;

                  (c) Indebtedness outstanding under the Notes (as such term is defined in the Indenture) in an aggregate principal amount not to exceed $255,000,000 at any one time outstanding;

                  (d) Indebtedness owed by any Obligor to any other Obligor, so long as such Indebtedness is the subject of the Obligor Subordination Agreement;

                  (e) Non-Recourse Indebtedness of a Restricted Subsidiary owing to any Person (other than Foothill, any Obligor, or any Affiliate of an Obligor) incurred to finance the acquisition or lease after the Closing Date of (i) furniture, fixtures, or equipment to be used in connection with the operations of any Significant Casino owned by such Restricted Subsidiary or (ii) a parking structure at Fitzgeralds Reno Facility; provided, that (x) the aggregate amount of such Indebtedness outstanding with respect to any such Significant Casino (including such parking structure with respect to Fitzgeralds Reno Facility) shall not exceed $7,000,000 at any time, and (y) the aggregate amount of such Indebtedness outstanding with respect to such parking structure shall not exceed $3,000,000 at any time;

                  (f) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds incurred in the ordinary course of business;

                  (g) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Agreement;

                  (h) Indebtedness owed by one Obligor to another Obligor if and so long as the Obligor Subordination Agreement is in effect;

                  (i) Permitted Tunica Debt; provided that the Weighted Average Life to Maturity and final stated maturity of such Indebtedness is equal to or greater than the Weighted Average Life to Maturity and final stated maturity of the Indebtedness under the Indenture;

                  (j) the Settlement Debt;

                  (k) refinancings, renewals, or extensions of Indebtedness permitted under this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower or of the Guarantied Obligations by any Guarantor, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings,



                                      45.

or extensions do not result in a shortening of the Weighted Average Life to Maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations or the Guarantied Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness; and

                  (l) up to $5,000,000 in the aggregate of additional (1) Non-Recourse Indebtedness of a Restricted Subsidiary owing to any Person (other than Foothill, any Obligor, or any Affiliate of an Obligor) that is either Purchase Money Obligations or obligations under capital leases to the extent permitted under Section 7.21, or (2) unsecured Indebtedness, in each case, if and to the extent: (y) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, the incurrence or issuance of such Indebtedness, and (z) the Interest Coverage Ratio (as such term is defined in the Indenture) for the Obligors' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least equal to 2.25 : 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period; provided, however, that the Weighted Average Life to Maturity and final stated maturity of such additional Indebtedness exceeds the Weighted Average Life to Maturity and final stated maturity of the Indebtedness outstanding under the Notes (as such term is defined in the Indenture).

            7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(k) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

            7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

            7.4 DISPOSAL OF ASSETS. Except for Permitted Dispositions, sell, lease, assign, transfer, or otherwise dispose of any of the Obligors' properties or assets other than sales of Inventory to buyers in the ordinary course of the Obligors' business as currently conducted.

            7.5 CHANGE NAME. Change any Obligor's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

            7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill.




                                      46.

            7.7 NATURE OF BUSINESS. (a) make any change in the principal nature of any Obligor's business; or (b) cause, suffer, or permit any Unrestricted Subsidiary to engage in any business activity or own any property or assets with a book value in excess of (i) on or before August 15, 1998, $8,000,000, and (ii) from and after August 16, 1998, (y) prior to the sale of all or substantially all of the assets or capital stock of NCI, $5,000,000, or (z) thereafter, $2,500,000, in the aggregate for all Unrestricted Subsidiaries.

            7.8 PREPAYMENTS AND AMENDMENTS.

                  (a) Except in connection with a refinancing permitted by
Section 7.1(k), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than (i) the Settlement Debt;
(ii) Non-Recourse Indebtedness of a Restricted Subsidiary that constitutes Purchase Money Obligations permitted under Section 7.1(e) hereof; and (iii) the Obligations in accordance with this Agreement; and

                  (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), (e), (f), (g), (h), (i), (j), or (k).

            7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

            7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

            7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any Stock of any Obligor, of any class, whether now or hereafter outstanding; provided, however, that (i) Borrower may repurchase or redeem Preferred Stock outstanding on the Closing Date to the extent permitted under clause (j) of the definition of "Permitted Investments" set forth in
Section 1.1 hereof; and (ii) any wholly-owned Subsidiary of Borrower may pay dividends or other distributions to an Obligor.

            7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of any Obligor's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or such Obligor's financial condition. Borrower hereby waives, and hereby agrees to cause the other Obligors to waive (and by its execution and delivery of the Guaranty or a joinder thereto, each Guarantor hereby waives), the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement or any other Loan Document, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

            7.13 INVESTMENTS. Other than Permitted Investments, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with



                                      47.

any Investment (including (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person).

            7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Obligors (other than an Obligor) except for transactions that are in the ordinary course of the Obligors' business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to the Obligors, or any of them, than would be obtained in an arm's length transaction with a non-Affiliate.

            7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

            7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; except as provided for under Borrower's executive bonus plan described in page 41 of Borrower's 1997 Annual Report on Form 10K issued on April, 1998, pay or accrue total cash compensation, during any year, to officers and senior management employees (excluding, however, executives of specific Casinos who, in good faith, are not corporate officers or other corporate level executives of Borrower) in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

            7.17 USE OF PROCEEDS. Use (a) the proceeds of the Advances made hereunder for any purpose other than (i) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (ii) consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes, and (b) the proceeds of the Capital Expenditure Loans made hereunder for any purpose other than to finance Black Hawk Project Phase I and Black Hawk Project Phase II in accordance with Section 2.4 hereof.

            7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill, unless, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

            7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                  (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;



                                      48.

                  (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                  (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

            7.20 FINANCIAL COVENANT. Fail to achieve EBITDA of not less than $15,000,000 on a trailing 4 fiscal quarter period basis, measured on a fiscal quarter-end basis. For purposes of this Section 7.20, the calculation of EBITDA shall be made (if and to the extent the Obligors' EBITDA exceeds zero) without reference to constituent items within the definition of "EBITDA" set forth in
Section 1.1 hereof that relate to any Facility or portion thereof affected by any loss, destruction, taking, or condemnation (other than loss, destruction, taking, or condemnation restored under Section 6.10(d)) occurring during such 4 fiscal quarter period.

            7.21 CAPITAL EXPENDITURES. Make capital expenditures (other than capital expenditures financed solely from the proceeds of Capital Expenditure Loans in accordance with Sections 2.4 and 7.17(b) hereof and other than capital expenditures financed solely from the proceeds of Indebtedness permitted under
Section 7.1(e) hereof) in the aggregate during each period set forth below in excess of the amount set forth below for the period corresponding thereto:



                                      49.

             -------------------------------------------------------------
                                                           Maximum Capital
                            Period                           Expenditures
             -------------------------------------------------------------
             Closing Date through December 31, 1998               $750,000
             -------------------------------------------------------------
             January 1, 1999 through December 31, 1999          $3,000,000
             -------------------------------------------------------------
             January 1, 2000 through December 31, 2000          $3,000,000
             -------------------------------------------------------------
             January 1, 2001 through December 31,
               2001 and each calendar year thereafter           $4,000,000
             -------------------------------------------------------------


8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

            8.1 If any Obligor fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether in respect of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); unless in any case under this Section 8.1 (except as set forth in the following proviso) such payment is made within 3 Business Days after the date such payment was first due; provided, however, that such 3 Business Day grace period shall not apply to (a) Overadvances that are not caused by the charging of interest or Foothill Expenses to the Loan Account, or (b) any payment obligation that arises in connection with or as a result of any fraudulent act, deceit, or intentional or grossly negligent misrepresentation on the party of any Obligor.

            8.2 (a) If any Obligor fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement applicable to such Obligor contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.12 (Location of Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of 5 Business Days; (b) If any Obligor fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System) or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of 15 Business Days; or (c) If any Obligor fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement applicable to such Obligor contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern); provided that, during any period of time that any such failure or neglect of any Obligor referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Foothill shall be relieved of its obligation to extend credit hereunder;



                                      50.

            8.3 If there is a Material Adverse Change;

            8.4 If any material portion of any Obligor's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

            8.5 If an Insolvency Proceeding is commenced by any Obligor;

            8.6 If an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: (a) such Obligor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Obligor; or (e) an order for relief shall have been issued or entered therein;

            8.7 If any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

            8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of the Obligors' properties or assets by the United States, or if any taxes or debts owing at any time hereafter to the United States becomes a Lien, whether choate or otherwise, upon any of the Obligors' properties or assets;

                (b) If one or more notice of Lien, levy, or assessment with respect to taxes or debts owing is filed of record with respect to any of the Obligors' properties or assets by any state, county, municipal, or other non-federal governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of the Obligors' properties or assets and the Lien, levy, or assessment is not (i) released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited, or (ii) the subject of a Permitted Protest; or

            8.9 If one or more judgments or other claims (including the litigation relative to the Harolds Club described in Schedule 5.10) involving an aggregate amount of $5,000,000, or more, and not fully covered by insurance, or one or more judgments or other claims (exclusive of the litigation relative to the Harolds Club described in Schedule 5.10) involving an aggregate amount of $3,000,000, or more, and not fully covered by insurance, becomes a Lien or encumbrance upon any material portion of any Obligor's properties or assets and the Lien or encumbrance is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited; provided, however, that during such period Foothill shall be entitled to create and maintain a reserve against the Maximum Revolving Amount in an amount sufficient to discharge such Lien or encumbrance and any and all penalties or interest payable in connection therewith;



                                      51.

            8.10 (a) If there is a default in any material Senior Note Document and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the Indenture Trustee or any holder of Indebtedness under the Senior Note Documents, irrespective of whether exercised, to accelerate the maturity of an Obligor's obligations thereunder;

                 (b) If there is a default in any other agreement involving an amount of $3,000,000, or more, to which an Obligor is a party with one or more third Persons and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to terminate such agreement or to accelerate the maturity of an Obligor's obligations thereunder; provided, however, that until such time as Foothill is satisfied that any such default has been satisfied, remedied, cured or waived, Foothill shall be entitled to create and maintain a reserve against the Maximum Revolving Amount in an amount sufficient to reinstate the agreement which is the subject of the default or otherwise cure the default;

            8.11 If an Obligor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

            8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by any Obligor or any officer, employee, agent, or director of any Obligor, or if any such warranty or representation is withdrawn;

            8.13 If the obligation of any Guarantor or the Indenture Trustee under any Loan Document to which it is a party is limited or terminated by operation of law or by such Guarantor or the Indenture Trustee thereunder; or

            8.14 If any Obligor fails to keep in full force and effect, suffers the termination, revocation, or suspension of, terminates, forfeits, or suffers a materially adverse amendment to, any Casino License at any time held by any Obligor that is necessary to the operation of any Casino owned by any Obligor.

9. FOOTHILL'S RIGHTS AND REMEDIES.

            9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower (and hereby caused by Borrower to be authorized by each of the other Obligors (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby authorizes same)):

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;



                                      52.

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                  (e) Borrower agrees that, upon the occurrence of and during the continuance of an Event of Default and at Foothill's request, Borrower will, and will cause each other Obligor to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to), immediately file such applications for approval and shall take all other and further actions required by Foothill to obtain such approvals or consents of regulatory authorities as are necessary to transfer ownership and control to Foothill, of the Casino Licenses held by it, or its interest in any Person holding any such Casino License. To enforce the provisions of this Section 9.1(e), Foothill is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Gaming Authority an involuntary transfer of control of any Casino License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Borrower hereby agrees to authorize, and shall cause each other Obligor to authorize (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to authorize), such an involuntary transfer of control upon the request of the receiver so appointed and, if Borrower or such other Obligor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, Borrower shall, and shall cause each of the other Obligors to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to), further use its reasonable best efforts to assist in obtaining approval of the applicable Gaming Authority, if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including, preparation, execution, and filing with the applicable Gaming Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any Casino License or transfer of control necessary or appropriate under the applicable Gaming Authority's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any Casino License or other authorization. Borrower acknowledges, and shall cause each of the other Obligors to acknowledge (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby acknowledges), that the assignment or transfer of Casino Licenses is integral to Foothill's realization of the value of the Collateral, that there is no adequate remedy at law for failure by Borrower or any other Obligor to comply with the provisions of this Section 9.1(e) and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 9.1(e) may be specifically enforced.



                                      53.

                  (f) Subject to any rights of lessors or holders of purchase money security interests, cause Borrower or any other Obligor to hold all Personal Property Collateral in trust for Foothill, segregate all Personal Property Collateral from all other property of the Obligors or in the Obligors' possession and conspicuously label said Personal Property Collateral as the property of Foothill;

                  (g) Without notice to or demand upon any Obligor or any other guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble, and cause each of the other Obligors to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) assemble, the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes, and hereby agrees to cause each of the other Obligors promptly to authorize (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby authorizes), Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any owned or leased premises of any of the Obligors, Borrower hereby grants, and hereby causes each of the other Obligors immediately to grant (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby grants), Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                  (h) Without notice to any Obligor (such notice hereby being expressly waived by Borrower and caused by Borrower to be waived by each of the other Obligors, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby waives same), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all
(i) balances and deposits of Borrower or any of the other Obligors held by Foothill, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower or any of the other Obligors held by Foothill;

                  (i) Hold, as cash collateral, any and all balances and deposits of Borrower or any of the other Obligors held by Foothill to secure the full and final repayment of all of the Obligations;

                  (j) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants, and agrees to cause each of the other Obligors to grant (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby grants), to Foothill a license or other right to use, without charge, the Obligors' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property



                                      54.

Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and the Obligors' rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                  (k) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any of the Obligors' premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (l) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                        (1) Foothill shall give the applicable Obligor and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                        (2) The notice shall be personally delivered or mailed, postage prepaid, to such Obligor as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons (other than the Obligors) claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                        (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                  (m) Foothill may credit bid and purchase at any public sale;

                  (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower; and

                  (o) Foothill also shall have all other rights and remedies available to it at law or in equity or pursuant to any other Loan Documents (including the Mortgages).

All right, remedies, and powers provided in this Agreement relative to the Collateral may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the applicable gaming laws, rules, and regulations enacted by the applicable Gaming Authority (the "Applicable Gaming Laws") and all provisions of this Agreement relative to the Collateral are intended to be subject to all applicable mandatory provisions of the Applicable Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement invalid or unenforceable, in whole or in part. Foothill will timely apply for and



                                      55.

receive all required approvals of the applicable Gaming Authority for the sale or other disposition of gaming Equipment regulated by Applicable Gaming Laws (including any such sale or disposition of gaming Equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws).

            9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

            If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement or any other Loan Document, then Foothill may, in its reasonable (from the perspective of a secured lender) credit judgment and without prior notice to any Obligor, do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill reasonably deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

            11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower or any other Obligor may in any way be liable.

            11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that, and agrees to cause each of the other Obligors to agree that (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees that), so long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution



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in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower and the other Obligors.

            11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted proximately from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

12. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to any Obligor or to Foothill, as the case may be, at its address set forth below:

             IF TO ANY OBLIGOR:         C/O FITZGERALDS GAMING CORPORATION
                                        301 Fremont Street
                                        Las Vegas, Nevada 89101
                                        Attn: Chief Financial Officer
                                        Fax No. 702.382.5562

             WITH COPIES TO:            HUGHES HUBBARD & REED LLP
                                        350 South Grand Avenue, Suite 3600
                                        Los Angeles, California  90071-3442
                                        Attn:  Theodore H. Latty, Esq.
                                        Fax No. 213.613.2950

             IF TO FOOTHILL:            FOOTHILL CAPITAL CORPORATION
                                        11111 Santa Monica Boulevard



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


                                        Suite 1500
                                        Los Angeles, California 90025-3333
                                        Attn: Business Finance Division Manager
                                        Fax No. 310.478.9788

             WITH COPIES TO:            BROBECK, PHLEGER & HARRISON LLP
                                        550 South Hope Street
                                        Los Angeles, California 90071
                                        Attn:  John Francis Hilson, Esq.
                                        Fax No. 213.745.3345

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower, for itself and each of the other Obligors, acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER JURISDICTION IN WHICH THE COLLATERAL IS LOCATED IN CONNECTION WITH THE EXERCISE OF FOOTHILL'S RIGHTS AND REMEDIES AS A SECURED CREDITOR WITH RESPECT TO SUCH COLLATERAL. EACH OF BORROWER (FOR ITSELF AND ON BEHALF OF EACH OF THE OTHER OBLIGORS) AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENT OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER (FOR ITSELF AND ON BEHALF OF EACH OF THE OTHER OBLIGORS) AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A




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JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF
THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER (FOR ITSELF AND ON BEHALF OF EACH OF THE OTHER OBLIGORS) AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. DESTRUCTION OF BORROWER'S DOCUMENTS.

            All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

15. GENERAL PROVISIONS.

            15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

            15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder and no consent or approval by Borrower or any other Obligor is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder and under the other Loan Documents. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to any Obligor or any Obligor's business. To the extent that Foothill assigns its rights and obligations hereunder or under any other Loan Document to a third Person, Foothill thereafter shall be released from such assigned obligations to the relevant Obligor and such assignment shall effect a novation between the relevant Obligor and such third Person.

            15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

            15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower or any other Obligor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties (including Borrower for itself and on behalf of each of the other Obligors) and shall




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


be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

            15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

            15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

            15.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.





                 [remainder of page intentionally left blank]



                                      60.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in Los Angeles, California.


                                    FITZGERALDS GAMING CORPORATION,
                                    a Nevada corporation


                                    By    /s/  MICHAEL E. McPHERSON
                                      --------------------------------------

                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation


                                    By    /s/  BRIAN DUFFY
                                      --------------------------------------




                                      61.

                                  Schedule R-1



                                                                                CITY,             FOOTHILL
                                       STREET                                   STATE AND         LIEN
   FACILITY              OBLIGOR       ADDRESS                   COUNTY         ZIP CODE          POSITION
   --------              -------       -------                   ------         --------          --------
   Fitzgeralds           FLVI          301 Fremont Street                       Las Vegas,        first
   Las Vegas                                                                    NV 89101
   Facility

   Fitzgeralds Reno      FRI           255 North                                Reno, NV          first
   Reno Facility                       Virginia Street                          89501

   Fitzgeralds           101 Main      101 Main Street                          Black Hawk,       first
   Black Hawk                                                                   CO 80422
   Facility

   Fitzgeralds           FMI           711 Lucky Lane                           Robinsonville,    first
   Tunica Facility                                                              MS 38664


                                      62.